
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      28,509,266
<SECURITIES>                                         0
<RECEIVABLES>                                   97,815
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              30,046,842<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                30,046,842<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             6,449,790<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,402,328
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,047,462
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,047,462
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,047,462
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,316,434 and due from DWR of $123,327.
<F2>Liabilities include redemptions payable of $442,706, accrued incentive fees of $316,750, accrued management fees of $99,352, accrued brokerage commissions of $83,967, common administrative expenses payable of $52,339 and accrued transaction fees and costs of $5,558.
<F3>Total revenues includes realized trading revenue of $7,321,679, net change in unrealized of ($2,051,673) and interest income of $1,179,784.

